UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 20, 2021

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Emerging Growth Company
Ameren Corporation	☐
Union Electric Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01	Other Events.
Reference is made to Note 9 – Commitments and Contingencies to our financial statements under Part I, Item 1. Financial Statements; Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part II, Item 1. Legal Proceedings, each in the Quarterly Report on Form
10-Q
for the quarter ended June 30, 2021 (“Form
10-Q”);
and to Glossary of Terms and Abbreviations; Part I, Item 3. Legal Proceedings; Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Note 14 – Commitments and Contingencies to our financial statements under Part II, Item 8. Financial Statements and Supplementary Data, each in the Annual Report on Form
10-K
for the year ended December 31, 2020 (“Form
10-K”)
of registrants Ameren Corporation (“Ameren”) and Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), for a discussion of the complaint filed in January 2011 by the Department of Justice, on behalf of the Environmental Protection Agency (“EPA”), against Ameren Missouri in the United States District Court for the Eastern District of Missouri (“District Court”), which alleged that in performing projects at its coal-fired Rush Island Energy Center in 2007 and 2010, Ameren Missouri violated provisions of the Clean Air Act and Missouri law.
In September 2019, the District Court entered a final order that required Ameren Missouri to install a flue gas desulfurization (“FGD”) system at the Rush Island Energy Center and a dry sorbent injection (“DSI”) system at the Labadie Energy Center. Ameren Missouri appealed the District Court’s order in October 2019. The District Court has stayed implementation of the majority of the requirements of its order while the case is under appeal. On August 20, 2021, the United States Court of Appeals for the Eighth Circuit (“Court of Appeals”) issued a decision that affirmed the District Court’s order as it related to the installation of an FGD system at the Rush Island Energy Center, but reversed the District Court’s order as it related to the installation of a DSI system at the Labadie Energy Center. Ameren Missouri believes that both the Court of Appeals and the District Court have misinterpreted and misapplied the law with respect to the Rush Island Energy Center in their respective rulings. Ameren Missouri is reviewing the Court of Appeals decision; the deadline for seeking rehearing of the decision is October 4, 2021.
Under the terms of the District Court’s order, Ameren Missouri would be required to complete the installation of the FGD system at the Rush Island Energy Center within four and one-half
years from such time as the District Court’s stay is lifted following conclusion of the appeal process. Based upon engineering studies from October 2019, capital expenditures to comply with the District Court’s order for installation of an FGD system at the Rush Island Energy Center were estimated at approximately $1 billion. Further, the FGD system was estimated to result in additional operation and maintenance expenses of $30 million to $50 million annually for the life of the energy center. The preferred generation resource plan set forth in Ameren Missouri’s September 2020 Integrated Resource Plan (“2020 IRP”) reflected an expected retirement date of 2039 for the Rush Island Energy Center and did not reflect the installation of an FGD system at the Rush Island Energy Center. As of December 31, 2020, the Rush Island Energy Center represented a rate base of approximately $0.4 billion. Ameren Missouri is assessing several alternatives to effectively address the Court of Appeals decision, including legal, operational and regulatory measures. To the extent the resolution of the proceedings described above results in changes to the preferred generation resource plan set forth in the 2020 IRP due to changes to the planned timing of energy center retirements, the timing and level of new generation resources, transmission availability, or reliability considerations, Ameren Missouri would file an update to its 2020 IRP with the Missouri Public Service Commission (“MoPSC”).
Ameren Missouri is unable to predict the ultimate resolution of this matter; however, such resolution could have a material adverse effect on the results of operations, financial position, and liquidity of Ameren and Ameren Missouri.
Forward-looking Statements
Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Ameren and Ameren Missouri are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors in the Form
10-K
and in this report, and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri’s electric service and natural gas delivery service regulatory rate reviews filed with the MoPSC in March 2021;

•
the effect on Ameren Missouri’s investment plan and earnings if an extension to use the plant-in-service
accounting regulatory mechanism (“PISA”) is not sought by Ameren Missouri or approved by the MoPSC;

•
the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use the PISA, including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the MoPSC;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•
the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, and challenges to the tax positions taken by Ameren and Ameren Missouri, if any, as well as resulting effects on customer rates;

•
our ability to control costs and make substantial investments in our businesses, including our ability to recover costs, investments, and our allowed returns on equity within frameworks established by our regulators, while maintaining affordability of our services for our customers;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;

•
the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review provisions of the Clean Air Act and carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri’s energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause Ameren Missouri to sell its assets, reduce Ameren Missouri’s customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy standards in Missouri;

•
Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities, retire energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, the 2020 IRP, or our emissions reduction goals, and to recover its cost of investment, related return, and, in the case of customer energy-efficiency programs, any lost margins in a timely manner, which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources;

•
the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the Midcontinent Independent System Operator, Inc. or other regional transmission organizations at an acceptable cost for each facility;

•	advancements in carbon-free generation and storage technologies, and constructive federal and state energy and economic policies with respect to those technologies;

•
the impact of negative opinions of Ameren or Ameren Missouri or Ameren Missouri’s utility services that its customers, investors, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;

•	the impact of adopting new accounting guidance;

•	the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.
New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, Ameren and Ameren Missouri undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form
8-K
is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

	By:	/s/ Michael L. Moehn
	Name:	Michael L. Moehn
	Title:	Executive Vice President and
Chief Financial

UNION ELECTRIC COMPANY
(Registrant)

	By:	/s/ Martin J. Lyons, Jr.
	Name:	Martin J. Lyons, Jr.
	Title:	Chairman and President
Date: August 25, 2021

4